Catasys, Inc.
11601 Wilshire Boulevard
Suite 950
Los Angeles, CA 90025
(310) 444-4300
www.catasys.com

Executive Summary

Catasys, Inc. (OTCQB: CATS) provides specialized healthcare management services to health plans and employers through its OnTrak program. Catasys' OnTrak program – contracted with a growing number of health insurers – is designed to improve member health and at the same time lower costs to the insurer for underserved populations where behavioral health conditions are exacerbating co-existing medical conditions. The program utilizes member engagement and patient centric treatment that integrates evidence based medical and psychosocial interventions along with care coaching in a 52-week outpatient program. OnTrak is currently improving member health and, at the same time, is demonstrating reduced inpatient and emergency room utilization driving a more than 50% reduction in total health insurers' costs for enrolled members. Catasys has contracts with many health insurance providers and currently has approximately 1.8 million Commercially Equivalent Lives (CELs) covered under contracts and located in nine states. Catasys' initial focus is on the high cost substance abuse populations, where it has incentivized health plans to spend more on behavioral health to improve overall member health resulting in lower hospital utilization and cost. In addition, Catasys is looking towards other populations and behavioral health disease conditions to expand to in the future.

Company Statistics

Ticker: CATS (OTCQB)

State of Incorporation: Delaware

Price: (02/18/15) $2.20

52 Week Range: $0.77 – $2.20

Avg. Daily Volume (90 day): 7,215

Fully-diluted Shares Outstanding: 47 M

Market Cap: $104 M

Float: 19.81 M

Price & volume quotes from Yahoo! Finance and other reliable sources

Company Highlights

- *OnTrak program is in Kansas, Louisiana, Florida, Massachusetts, Oklahoma, West Virginia, Kentucky, Wisconsin and New Jersey*
- *239% increase in recognized revenue to 370K in Q3 2014 compared to Q3 2013*
- *Recent customer expansion into Florida*
- *Q4 2014 launch with national health plan in New Jersey*
- *Rich sales pipeline of ~10 million CELs with ~4 million in advanced stages of discussion*


Annual Claims: $25,500 vs. $3,250
$25,500
$3,250
No SD
High SD

**SD = Substance Dependent*

Management Team

Investment Catalysts

Market Opportunity: $21 Billion Problem Initial ~ $2 Billion Opportunity

High cost health plan members with substance use disorders (alcoholics, cocaine, methamphetamine and opiate dependent individuals) cost health plans more than $21 billion in annual incremental medical expenses. For every 1 million members in a health plan, approximately $160 million in claims are incurred by members diagnosed with Substance Dependence, which translates to an initial $2 billion market opportunity for Catasys. Currently there aren't any competitive alternatives to similarly address these health plan populations. Health plans are under incredible pressure to reduce costs as healthcare spending is expected to increase, and premiums are up 100% in the last 10 years. High cost substance dependent (SD) members cost commercial health plans 8 times more than other members: averaging $25,500 annually versus $3,250 (*see graph). Catasys works with health plans to analyze claims, identify and engage those that may benefit from the program and determine savings potential. Catasys has a projected average saving of 50% of a health plan's costs for members enrolled in its programs.

Solution – On*Trak* Program: Changing the Paradigm of SD

On*Trak* has demonstrated effectiveness with a 50% reduction in health plan health care cost of members enrolled in the program. The program decreases hospital days (ambulance usage, E.R. visits, etc.) through identification, engagement and treatment. Catasys treatment approach goes much deeper than current programs to address the uniquely difficult needs of this population. Some key features of the program include:

- 52 week program – To assist members over a longer period of time
- Ongoing Engagement & Outreach – To enroll these difficult to engage members
- Evidence based Treatment Protocols – To ensure high standards of treatment and the latest science
- Development of select provider networks – To reduce practice pattern variation
- Provider Training and Ongoing Evaluations – Implementing best practices
- Member Electronic Health Record – Facilitating the care plan
- Care Coach Support – 100+ Touches to support members and coordinate care – helps asses, manage and support members' recovery
- Predictive Modeling – Proactive versus reactive
- Outcomes Based – Pay for performance model
- Integrated medical and psychosocial treatment.

Superior Management Team

Our senior management team has 50+ years of combined health care experience. We have developed expertise in engaging, treating and empowering members with co-

Terren S. Peizer, Chairman, Founder & CEO

Mr. Peizer has founded other health care and life science companies, and has a background in venture capital, investing, mergers and acquisitions, corporate finance, and previously held senior executive positions with the investment banking firms Goldman Sachs, First Boston and Drexel Burnham Lambert. He is Chairman of Crede Capital Group, LLC, an industry leading Micro-Cap investment company,, and Mr Peizer's personal investment vehicle. He is also Founder and Chairman of NeurMedix, Inc. Mr. Peizer also served as Chairman of Cray Inc., and has held other senior executive positions with several technology and biotech companies. He holds a B.S.E. in Finance from The Wharton School of Finance and Commerce.

Richard A. Anderson, President & COO

Mr. Anderson is one of the primary architects of the Catasys program and is responsible for the strategic development and day-to-day operations of the Company. He has a background of in management, finance and mergers & acquisitions with more than fifteen years of health care experience. He previously held a variety of financial and operational senior management positions with healthcare and technology companies. He has served as a director of Catasys since July 2003 and an officer since April 2005. He also previously was a director and founding member of PriceWaterhouseCoopers LLP's, Los Angeles office transaction support group. He received a B.A. in Business Economics from University of California, Santa Barbara.

Susan Etzel, CPA & CFO

Ms. Etzel is responsible for financial planning, reporting and risk management. Ms. Etzel has over 15 years of increasing financial responsibility in both public and private companies. Previously she was a Senior Auditor at Arthur Andersen LLP and most recently worked as Controller for Clearant, Inc. Ms. Etzel is a Certified Public Accountant and holds a B.A. in Business Economics from University of California Santa Barbara.

Omar Manejwala, M.D., SVP & CMO

Dr. Manejwala is responsible for overseeing clinical affairs and leads new product development efforts. He is a psychiatrist, a Distinguished Fellow of the American Psychiatric Association and a diplomate of the American Board of Addiction Medicine. He has extensive addiction experience and a passion for integrated treatment approaches. Previously served as Medical Director at Hazelden and was the associate medical director at the Farley Center and the executive chief resident in Psychiatry at Duke University Medical Center. He graduated from the University of Maryland School of Medicine and earned his MBA from the University of Virginia's Darden School.

W. Gregory McLane, SVP, Sales & Marketing

Mr. McLane is responsible for the overall sales and marketing efforts of the company, encompassing customer acquisition, marketing strategy, market research, member outreach and account management. Prior to joining the company he led the marketing activities for Magellan Health Services and founded Optimized Benefits, Inc., a health benefits company that replaced the one-size-fits-all HMO, PPO and CDHP plans with "Life Stage" plans which address the different needs of employees at various stages of their lives. He also led strategy development and product development for CIGNA and ran consumer products businesses for Procter & Gamble, Campbell Soup and Nabisco. Mr. McLane earned a Bachelor of Science degree from The Wharton School of the University of Pennsylvania with majors in accounting and decision science, and a Masters of Business Administration from Cornell University with concentrations in management and organizational behavior.

Investor Relations Contact:

Andrew Haag
IRTH Communications
Phone: +1-866-976-4784
cats@irthcommunications.com

__Disclaimer:__ This fact sheet contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are valid only as of today, and we disclaim any obligation to update this information. Actual results may differ significantly from management's expectations.

existing medical and behavioral conditions to modify harmful behavior.

Scalable Business Model & Competitive Advantages

Catasys has a proprietary analytics that help identify substance dependent users. Proven model has quarter-over-quarter growth as well as year-over-year growth. There is a substantial pipeline with rapid growth potential. Opportunity to expand into other high cost under-managed populations with behavioral health diagnosis including depression, anxiety disorders and more. These populations are anticipated to more than quadruple the market opportunity available to Catasys. Catasys has an 80% retention rate in its program. The company anticipates achieving breakeven in 2015.

- Enrollment: Catasys has had great success in enrollment. In 2013 it increased enrollment by 105% compared with 2012. For the first three quarters of 2014, the Company increased enrollment by 78% compared with the same period of time in 2013.
- Patient Identification: Catasys utilizes proprietary analytics to identify members who may benefit from its programs and have significant costs that can be impacted through its programs. Catasys analyses show that 91% of high cost members diagnosed with substance dependence do not have any treatment claims in the last 12 months: they are often not getting the care they need.
- Competition: Catasys doesn't currently have any direct competition. Managed behavioral health organizations, which administer behavioral health insurance benefits, focus on managing the cost of that benefit. They do not identify or proactively address high cost members with substance use disorders and they are not focused on total patient cost. Because most of the members that Catasys engages do not seek behavioral health services, no care is received, member health is not improved, and members continue to recur through the hospital at high cost.





Current Clients

Catasys currently has ~1,800,000 CEL's and many of its existing customers have expanded from initial launch. Catasys customers are large/national plans with large expansion potential. Both Coventry and Humana have already added additional states and lines of business since starting a program with Catasys. The Company is in talks with other health insurers about expansion.

aetna Humana
CENTENE Corporation
Advantra from Coventry Health Care
COVENTRY Health Care
Reliant Medical Group Atrius Health
fallon community health plan